DEVELOPER'S KIT

TECHNICAL INFORMATION LICENSE AGREEMENT

This Developers Kit Technical Information License Agreement (this "Agreement') is entered into as of the last date of execution on the signature page hereto (the "Effective Date") by and between Itron, Inc. (itron') and Attune RTD ("Company"). Itron and Company may each be referred to as a "Party" and together as the "Parties."

WHEREAS, Itron has developed and owns the materials identified on Schedule A hereto (the "Developer's Kit') or has the right to provide the same In accordance with the terms and conditions of this Agreement

WHEREAS, Company has developed and owns BrioWave 175p & BrioWave 325p (the "Company Product); and

WHEREAS, Company desires to receive a license to Itron's Intellectual Property (as defined below) for the sole purpose of testing and/or demonstrating interoperability between the Company Product and the Itron electric meter described in Schedule A (each a "Permitted Use").

NOW, THEREFORE, in consideration of mutual promises, the Parties agree as follows: 1. TECHNICAL INFORMATION LICENSE.

1.1Intellectual property. For purposes of the license granted pursuant to Section 1 2, Intellectual Property" means any Itron trade secrets, patents, copyrights, software (both object and source code), firmware, hardware, designs, inventions (whether patentable or un-patentable), methods or know-how and other intellectual property contained In or relating to the Developers Kit and furnished by Itron to Company hereunder. Notwithstanding anything to the contrary, Won shall continue to own all of its Intellectual Property and any enhancements thereto, regardless of whether such enhancements are made jointly or individually by or on behalf of either Party.

1.2[Von License Grant. Subject to the terms and conditions of this Agreement, Itron hereby grants to Company a paid-up, royalty-free, non-exclusive, nontransferable, license to use the Intellectual Property for a Permitted Use; provided, however, that Company shall obtain ;Von's advance written consent (not to be unreasonably withheld or delayed) prior to using any Intellectual Property in connection with any demonstration event and shall adhere to any reasonable instructions provided by !Von in connection with each such demonstration event. Company shall not (without the advance written permission of Won, which may be withheld in ltron's sole discretion): (i) modify or create any derivative work from the Intellectual Property, (ii) use any Intellectual Property to provide processing services to third parties or on a service bureau basis, (iii) reverse assemble, decompile, reverse engineer or otherwise attempt to derive source code (of the underlying ideas, algorithms, structure or organization) from any Intellectual Property consisting of software or firmware, or (iv) use any Intellectual Property with any Itron product that is not provided with the Developer's Kit Company may not copy any Intellectual Property other than to make one machine readable copy for disaster recovery or archival purposes. For purposes of clarity, nothing in this Agreement shall be construed as a license to create any Itron product or component thereof.

1.3No Rlaht to Updates. Company shall have no right to receive updates or enhancements to any firmware contained in the Developer's Kit ("Updates"). Updates may be provided by Itron at its sole discretion and, if so provided, shall be deemed part of the Developers IGt for purposes of this Agreement

1.4Sublicensing. Subject to tne terms and conditions of tnis Agreement, uompany may sublicense the license granted under Section 1.2 to a third party (a "Sub-licensee") for the

Itron Electric / Gas / Water

purpose of conducting a Permitted Use on behalf of Company, provided that the following requirements have been met (i) Company obtains Itron's advance written consent, (ii) the sublicense from Company to the Sub-licensee is in writing, signed by both parties and no less restrictive than the terms and conditions of this Agreement, and (iii) the Sub-licensee shall have no right to grant licenses to any Intellectual Property.

2. SUPPORT. Subject to availability of resources, Itron will provide Company with tier-one telephone support at Itron's then-current rates upon Company's request Company will pay invoices for support within 30 days of receipt

3. LIMITATION OF LIABILITY.

3.1Warranty Waiver. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE INTELLECTUAL PROPERTY AND SUPPORT SERVICES SHALL BE PROVIDED IN "AS IS" CONDITION. ITRON DISCLAIMS ALL WARRANTIES REGARDING THE INTELLECTUAL PROPERTY AND SUPPORT SERVICES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES AGAINST INFRINGEMENT, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

3.2Waiver of Consequential damages. IN NO EVENT WILL ITRON BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR COVER OR FOR INCIDENTAL, SPECIAL, CONSEQUENTIAL (INCLUDING LOSS OR CORRUPTION OF DATA OR LOSS OF REVENUE, SAVINGS OR PROFITS) OR EXEMPLARY DAMAGES, EVEN IF ITRON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

3.3NO Certification: The Parties acknowledge and agree that Company's use of the Intellectual Property shall under no circumstances constitute a certification or warranty by Itron that any Company Product is interoperable with any Won product or system. Subject to Itron's advanced written consent, which may be withheld in ltron's sole discretion, Company shall not advertise any Company Product as being interoperable with any Itron product or system or use any Itron trademark in connection with the marketing or sale of any Company Product

4. TERM AND TERMINATION.

4.1Term of Agreement The term of this Agreement shall commence on the Effective Date and will remain in effect until it is terminated in accordance with Section 4.2 or Section 4.3.

4.2Termination for Convenience. Either Party may terminate this Agreement by providing the other Party with no less than sixty (60) days advance written notice of such termination. Following the effective date of such termination, Company shall be permitted to continue to use the Intellectual Property in accordance with this Agreement provided, however, that Company shall have no access to future changes in the Intellectual Property or updates thereto.

4.3Termination for Cause. Either Party may terminate this Agreement by providing the other Party with written notice if the other Party (i) becomes insolvent, executes a general assignment for the benefit of creditors or becomes subject to bankruptcy or receivership proceedings; (ii) breaches its obligations related to the other Party's confidential information; or (iii) commits a material breach of this Agreement that remains uncured for thirty (30) days following delivery of written notice of such breach (including, but not necessarily limited to, a statement of the facts relating to the breach or default, the provisions of this Agreement that are In breach or default and the action required to cure the breach or default). Upon the effective date of such termination, Company shall, at Itron's direction, return or destroy all copies of the Intellectual Property and cease all use thereof.

4.4Survival. Any provision of this Agreement that contemplates performance or observance subsequent to termination or expiration of this Agreement shall survive termination or expiration and continue in full force and effect for the period so contemplated including, but not limited to, provisions relating to warranty disclaimers, intellectual property ownership, confidentiality, and waiver of consequential damages.

5.MISCELLANEOUS.

5.1Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements, representations, warranties, statements, negotiations, understandings, and undertakings pertaining to such subject matter.

5.2Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by an authorized representative of each Party and declared to be an amendment hereto. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall It constitute the waiver of any performance other than the actual performance specifically waived.

5.3Governing Law, Jury Trial. This Agreement and performance hereunder will be governed by and construed in accordance with the laws of the State of Washington without reference to Washington conflicts of law principles or the United Nations Convention on Contracts for the Sale of Goods. THE PARTIES HEREBY UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT.

5.4Assignment. Neither Party may assign or transfer its interests, rights or obligations under this Agreement by written agreement, merger, consolidation, operation of law or otherwise without the prior written consent of the other Party. Any attempt to assign this Agreement in violation of this Section 5.4 shall be null and void.. This Agreement shall be binding upon each Party's successors or assigns.

5.5Severability. If any provision in this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will in no way be affected or impaired thereby and such provision shall be Interpreted so as to best accomplish the intent of the Parties within the limits of applicable law.

5.6Notices. Any notice required or permitted under this Agreement or required by law must be in writing and must be delivered in person, by facsimile, by certified mail (return receipt requested), or by a nationally recognized overnight service with all freight charges prepaid. to the address set forth below. Notices will be deemed to have been given at the time of actual delivery, if in person, or upon receipt (as evidenced by facsimile confirmation, return receipt or overnight delivery verification). Either party may change its address for notices by written notice to the other party In accordance with this Section 5.6.

5.7Independent Contractor. Company shall perform all work to be performed in connection with this Agreement as an independent contractor and not as the agent or employee of Itron. All persons furnished by Company shall be for all purposes solely Company's employees or agents and shall not be deemed to be employees of Itron for any purpose whatsoever.

5.8No Partnership or Agency. Each Party will furnish its own facilities, contractors and employees to fully perform its obligations under this Agreement No Party will, by virtue of this Agreement, have any responsibility for the payment or performance of any obligations of the other Party. Further, no Party will have, by virtue of this Agreement, any right, power or authority to act as the agent of, to enter into any contract, to make any representation or warranty or to incur any obligation or liability of any other Party. This Agreement will not be interpreted or construed to create an association, joint venture or partnership between the Parties or to Impose any partnership obligation or liability upon any Party.

5.9Third-Party Beneficiaries. This Agreement is entered into only for the benefit of Company and Itron. No other person or entity shall have the right to make any claim or assert any right hereunder, and no other person or entity shall be deemed a beneficiary of this Agreement.

5.10No Construction Against the Drafter. The Parties agree that any principle of construction or rule of taw that provides that an agreement shall be construed against the drafter of the agreement in the event of any inconsistency or ambiguity in such agreement shall not apply to the terms and conditions of this Agreement.

5 11Publicity. Neither Party will issue any press release, public announcement or publicity relating to the existence or terms of this Agreement without the prior written consent of the other Party. The foregoing will not be interpreted or construed to prohibit any statement required by any governmental requirement (e.g., any securities law or legal process), provided that the Party making any such statement will use reasonable efforts to give the other Party reasonable advance notice thereof.

5.12Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

5.13Facsimile and Email Execution. This Agreement may be executed and delivered by facsimile or email and upon such delivery the facsimile or email signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

5.14Confidentiality. With respect to any information supplied in connection with this Agreement and designated by either Party as confidential, or which the recipient should reasonably believe to be confidential based on its subject matter or the circumstances, the recipient agrees to protect the confidential information in a reasonable and appropriate manner, and to use and reproduce the confidential information only as necessary to realize the benefits of or perform its obligations under this Agreement and for no other purpose. The obligations in this Section will not apply to information that is: (i) publicly known; (ii) already known to the recipient prior to receipt thereof from the disclosing party; (iii) lawfully disclosed by a third party; (iv) independently developed: or (v) disclosed pursuant to a legal requirement or order The recipient may disclose the confidential information on a need-to-know basis to its contractor's, agents and affiliates who agree to confidentiality and non-use terms that are substantially similar to these terms.

SCHEDULE A

DEVELOPER'S KIT

Overview

The Developer's Kit provides ZigBee Smart Energy device vendors with a portable, easy-to-use OpenWay ZigBee electricity meter that supports the ZigBee Smart Energy public application profile and is suitable for device and interoperability testing. This Schedule A outlines the basic operation of the Developers Kit, and also provides helpful information about the ZigBee Smart Energy Profile implementation supported in the OpenWay CENTRON Systems Release 2.0 electricity meter.

Components

The Developers Kit includes the following:
• Modified OpenWay CENTRON electricity meter, known as the test meter

o CENTRON has no metrology, but rather a low-voltage metrology simulator

• MDI_Link meter simulation tool, for controlling the simulated metrology

•	PC software for controlling the meter's HAN environment, including sending DR, text, and price messages to devices

•	USB drive containing the following documents:

o OpenWay ZigBee Developers Kit Users Guide (this document)

o TDC-0868-000 Implemented Smart Energy Features,pdf

o MRI_LINK User Guide.pdf

• Accessories

o USB cable for communication between a host computer and the test meter

o AC power adapter